EXHIBIT 99.1

Citigroup Inc.
A$700,000,000 5.750% Notes due 23 February 2007
under the
Programme for the issuance of
Medium Term Notes, Series M
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1	Issuer:	Citigroup Inc.
2	Status of the Notes:	Senior
3	Currency:	Australian dollars
4	Aggregate Principal Amount:	A$400,000,000 (original issuance); A$300,000,000 (re-opening)
5	Issue Date:	23 February 2004 (original issuance); 29 June 2004 (re-opening)
6	Issue Price:	99.620% (original issuance); 99.701% plus accrued interest (re-opening)
7	Specified Denomination(s):	A$1,000 (A$500,000 for offers made in, to or from Australia)
8	Record Date:	The twelfth day before the relevant date for payment
9	Interest:	Interest bearing, fixed rate
	(i) Interest Rate:	5.750% per annum
	(ii) Interest Payment Dates:	Each 23rd February and 23rd August beginning on 23rd August 2004 and ending on the Maturity Date
	(iii) Interest Period End Dates:	Interest Payment Dates
	(iv) Day Count Fraction:	RBA Bond Basis
	(v) Interest Commencement Date:	23 February 2004
	(vii) Amount of interest payable:	A$28.75 per A$1,000 Note on each Interest Payment Date
10	Applicable Business Day Convention:
	- for Interest Payment Dates:	Following Business Day Convention
	- for Maturity Date:	Following Business Day Convention
	- for Interest Period End Dates:	Following Business Day Convention
	- any other date:	Following Business Day Convention
	Business Day:	Sydney
11	Maturity Date:	23 February 2007
12	Maturity Redemption Amount:	Outstanding Principal Amount
13	Early Redemption:	Notes may be redeemed at the option of the Issuer for taxation reasons.
14	Early Redemption Date:	The date specified in the redemption notice.
15	Early Redemption Amount:	Outstanding Principal Amount
16	Early Redemption Amount (Default):	Outstanding Principal Amount
17	Security Code:	AU 300CGRP01 5